                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-34878



     PROSPECTUS SUPPLEMENT DATED JULY 19, 2000 TO PROSPECTUS DATED MAY 3, 2000.

     Anegada Fund, Ltd., Tonga Partners, L.P., and The Cuttyhunk Fund Limited completed their second tranche purchase of an aggregate of 125,000 shares of common stock and related warrants, respectively, on July 18, 2000. See "Selling Stockholders."